Exhibit 8.1
SUBSIDIARIES OF NINETOWNS INTERNET TECHNOLOGY GROUP COMPANY LIMITED

Name	Jurisdiction of Incorporation

Ample Spring Holdings Limited	British Virgin Islands
Asia Pacific Logistics Limited	British Virgin Islands
Beprecise Investments Limited	British Virgin Islands
Better Chance International Limited	British Virgin Islands
Ixworth Enterprises Limited	British Virgin Islands
Ninetowns Organic Agricultural Holdings Limited	British Virgin Islands
Ninetowns Land Group Limited	British Virgin Islands
China Genotown Development Holding Limited	British Virgin Islands
New Take Limited	Hong Kong
Shielder Limited	Hong Kong
Beijing New Take Electronic Commerce Limited	People’s Republic of China
Beijing Ninetowns Digital Technology Limited	People’s Republic of China
Beijing Ninetowns Ports Software and Technology Co., Ltd.	People’s Republic of China
Beijing Ninetowns Software Co., Ltd.	People’s Republic of China
Beijing Ninetowns Suitable Estate Co., Ltd.	People’s Republic of China
Beijing Ninetowns Times Electronic Commerce Limited	People’s Republic of China
Dongguan Ninetowns Software Technology Co., Ltd.	People’s Republic of China
Guangdong Ninetowns Technology Co., Ltd.	People’s Republic of China
Guangdong Nine Masters E-Catering Management Co., Ltd.	People’s Republic of China
Shanghai Meihuilong Catering Services Co., Ltd.	People’s Republic of China